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                                                                   EXHIBIT 23B

                         HOULIHAN LOKEY HOWARD & ZUKIN

                              FINANCIAL ADVISORS



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         As independent valuation consultants, we hereby consent to the use of our fair market value opinion, dated March 1, 1998 and to all references to it and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. included in or made a part of the Registration Statement on Form S-8 to be filed with the SEC relating to the registration of additional securities under the ARAMARK Corporation Combined Stock Ownership Plan.


May 20, 1998

/s/ Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc.
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    Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc.